UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2025

SAFETY SHOT, INC.

(Exact name of registrant as specified in charter)

Delaware	001-39569	83-2455880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1061 E. Indiantown Rd., Ste. 110, Jupiter, FL 33477

(Address of principal executive offices) (Zip Code)

(561) 244-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SHOT	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Warrants, each exercisable for one share of Common Stock at $8.50 per share	SHOTW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

As previously disclosed on the Safety Shot, Inc., a Delaware corporation (the “Company”) Current Report filed on Form 8-K on May 27, 2025, the Company contracted with the Silverback Capital Corporation (“SCC”) and entered into a liabilities settlement program whereby it can pay down its debts in exchange for issuing freely trading securities to SCC (the “Liabilities Settlement Program”). As disclosed in the 10-Q for the quarter ended March 31, 2025, (the “10-Q”), the Liabilities Settlement Program was subject to court approval. On May 20, 2025, the court approval was granted. For more information on the Liabilities Settlement Program, see “Management’s Discussion and Analysis-Recent Developments-Subsequent Liability” in the Company’s 10-Q filed with the SEC on May 14, 2025.

On May 29, 2025, the Company and SCC entered into an Amendment to the Settlement and Stipulation Agreement (the “Amendment to the Settlement and Stipulation Agreement”) to effectuate the following changes: (i) The “CLOSING PRICE” on page two (2) as defined in the Settlement Agreement and Stipulation is hereby amended and shall now mean the Sale Price of the last transaction of the Common Stock completed during the day’s trading session on the Amended Settlement Date on the Principal Market; (ii) The “VALUATION PERIOD” on page three (3) as defined in the Settlement Agreement and Stipulation is hereby amended and shall now be twenty (20) days. The remainder of the provisions of the definition of “VALUATION PERIOD” as contained within the Settlement Agreement and Stipulation shall remain in full force and effect and shall in no way be affected, impaired or invalidated pursuant to this Amendment to Settlement Agreement and Stipulation; (iii) The “Minimum Price Floor” pursuant to the provisions of page fifteen (15)paragraph nine (9) of the Settlement Agreement and Stipulation is hereby amended and as such shall now mean $0.10. The remainder of the provisions of paragraph nine (9) on page fifteen (15) of the Settlement Agreement and Stipulation shall remain in full force and effect and shall in no way be affected, impaired or invalidated pursuant to this Amendment to Settlement Agreement and Stipulation; (iv) Section 3 of the Settlement Agreement and Stipulation is hereby amended to add the following subsection 3(g): “The Company shall issue to SCC 1,000,000 shares pursuant to Section 3(a)(10) of the Securities Act, as consideration for legal and transaction fees incurred”; (v) Pursuant to the terms, conditions and provisions of the Settlement Agreement and Stipulation, as well as Schedule “A” attached and incorporated therein and the Claim Purchase Agreements and debt instruments attached and annexed thereto and incorporated therein, certain Claims and liabilities have previously been paid by SCC prior to the date of the execution of this Amendment to Settlement Agreement and Stipulation. A schedule of Claims and liabilities previously paid by SCC and the remaining Claims, liabilities and balances thereon is/are attached hereto as Exhibit “C” and incorporated herein. Subject to the terms, conditions and provisions of the Settlement Agreement and Stipulation, this Amendment to Settlement Agreement and Stipulation and the Claim Purchase Agreements, SCC shall remain obligated to pay the remaining amounts as referenced in the attached Exhibit “C” schedule.

The Form of Amendment to the Settlement Agreement and Stipulation and the Form of Settlement and Stipulation Agreement are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the terms of the Agreements is qualified in its entirety by reference to such exhibit.

Item 9.01 Exhibits

Exhibit No.	Description
10.1	Form of Amendment to Settlement Agreement and Stipulation
10.2	Form of Settlement and Stipulation agreement(as filed with the Securities and Exchange Commission on Current Report Form 8-K on May 27, 2025)
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2025

SAFETY SHOT, INC.

By:	/s/ Jarrett Boon
Jarrett Boon,
Chief Executive Officer